Exhibit 16.1

May 6, 2013

United States Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re: NeoMedia Technologies, Inc.

Dear Sir/Madam:

We have read the statements in Item 4 of Form 8-K of NeoMedia Technologies, Inc. dated April 25, 2013. We agree with the statements concerning our firm in such Form 8-K except that the second paragraph of the filing did not contain a statement that our reports contained modifications as to the Registrant's ability to continue as a going concern.

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Yours truly,

Kingery & Crouse, P.A.

/s/ Kingery & Crouse, P,A.